As filed with the Securities and Exchange Commission on September 25, 1998
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                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                           ----------------------

                                  FORM 8-A

       FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
       SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

                APARTMENT INVESTMENT AND MANAGEMENT COMPANY
           (Exact name of Registrant as Specified in its Charter)

               MARYLAND                                 84-1259577
      --------------------------                   --------------------
      (State of Incorporation or                   (I.R.S. Employer
            Organization)                          Identification No.)


                     1873 SOUTH BELLAIRE STREET, 17TH FLOOR
                          DENVER, COLORADO 80222-4348
                     --------------------------------------
                    (Address of principal executive offices)




 If this Form relates to the registration   If this Form relates to the
 of a class of debt securities and          registration of a class of debt
 is effective upon filing pursuant to       securities and is to become
 General Instruction A(c)(1) please         effective simultaneously with the
 check the following box.  [   ]            effectiveness of a concurrent
                                            registration statement under the
                                            Securities Act of 1933 pursuant
                                            to General Instruction A(c)(2)
                                            please check the following box.
                                            [  ]

 Securities Act registration statement file number to which this form relates: ________________
           (If applicable)

 Securities to be registered pursuant to Section 12(b) of the Act:

 Title of Each Class                  Name of Each Exchange on Which
 to be so Registered                  Each Class is to be Registered
 -------------------                  -------------------------------
 Class E Cumulative Convertible       New York Stock Exchange
 Preferred Stock, par value $.01
 per share

 Class A Common Stock, par value      New York Stock Exchange
 $.01 per share


  Securities to be registered pursuant to Section 12(g) of the Act:  None
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 ITEM 1         DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

           This Registration Statement relates to the registration under the Securities Exchange Act of 1934, as amended, of (a) shares of Class E Cumulative Convertible Preferred Stock, par value $.01 per share, of Apartment Investment and Management Company, a Maryland corporation (the "Registrant") (the "Class E Preferred Stock") and (b) shares of Class A Common Stock, par value $.01 per share, of the Registrant (the "Common Stock"). The description of the Class E Preferred Stock to be registered hereunder is set forth under the caption "Description of AIMCO's Capital Stock -- AIMCO Class E Preferred Stock", and the description of the Common Stock to be registered hereunder is set forth under the caption
 "Description of AIMCO's Capital Stock -- General", in Amendment No. 1 to the Registrant's Registration Statement on Form S-4, dated August 7, 1998 (file no. 333-60663), with respect to the Class E Preferred Stock and the Common Stock.

 ITEM 2         EXHIBITS.

           Each of the Class E Preferred Stock and the Common Stock is to be registered on The New York Stock Exchange, on which other securities of the Registrant are registered. Accordingly, copies of the following exhibits will be filed with The New York Stock Exchange, and are filed as exhibits to this Registration Statement:

      4.1 Charter of Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Annual Report on Form 10-K/A for the fiscal year ended December 31, 1997);

      4.2 Bylaws of Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1997);

      4.3 Form of Articles Supplementary relating to the Class E Preferred Stock of the Registrant;

      4.4  Form of the Registrant's Class E Preferred Stock Certificate;

      4.5  Form of the Registrant's Common Stock Certificate.


                                 SIGNATURE

           Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                 APARTMENT INVESTMENT AND
                                 MANAGEMENT COMPANY


                                 By: /s/ Troy D. Butts
                                    _________________________________
                                    Name:   Troy D. Butts
                                    Title:  Senior Vice President and
                                            Chief Financial Officer


 Date:  September 25, 1998





                               EXHIBIT INDEX
                               -------------

 EXHIBIT NO.                  DESCRIPTION
 -----------                  -----------

     4.1 Charter of Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Annual Report on Form 10-K/A for the fiscal year ended December 31, 1997).

     4.2 Bylaws of Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1997).

     4.3 Form of Articles Supplementary relating to the Class E Preferred Stock of the Registrant.

     4.4   Form of the Registrant's Class E Preferred Stock Certificate.

     4.5   Form of the Registrant's Common Stock Certificate.